CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
JTH Holding, Inc.	JTH Holding, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Announces Fiscal Year 2014 Results: GAAP Diluted Earnings Per Share up 21%

VIRGINIA BEACH, VA - (Marketwired) - 06/18/14 - JTH Holding, Inc. (NASDAQ: TAX)

•	Systemwide revenue up 10.5%, to $421.2 million.

•	GAAP diluted earnings per share up 21% to $1.51.

•	Non-GAAP adjusted net income up 8% to $21.0 million.

JTH Holding, Inc. (NASDAQ:TAX), the parent company of Liberty Tax Service, today reported its financial results for fiscal year 2014. Total customers served in the U.S. and Canada including online grew 6% to 2.4 million. Tax returns prepared in offices in the U.S. grew 5%, exceeding the IRS reported growth rate of .7%. The Company’s average net fee increased 6%. The increase in average net fee and the number of returns processed coupled with more customers utilizing financial products drove increased revenue. Operating expenses grew slightly slower than revenue. Diluted earnings per share increased 21% to $1.51. On an adjusted non-GAAP basis, diluted earnings per share increased 4% to $1.45.

“Fiscal 2014 proved to be another year of continued growth for the Company, with revenue growth of 8%, overall growth in tax returns filed of 6% and systemwide revenue growth of 10.5%. We grew faster than the entire industry and continue to gain market share from our competitors,” said John Hewitt, Chairman and CEO. “Our franchisees are excited and motivated for next year and will continue to deliver outstanding service to our customers.”

Revenues increased 8% to $159.7 million

•	Royalty and advertising revenue up 7%

•	Tax preparation revenue up 41%

•	Financial products revenue up 14%

Growth in assisted tax preparation volume of 4% and an increase in average net fee of 6% drove higher royalties and advertising revenue. Tax preparation revenue was up largely because of the growth in the Company’s online Do It Yourself (“DIY”) business, primarily driven by the acquisition of certain assets of an online provider, and more revenue generated through our Company-owned offices. Financial product revenue increased due to a higher adoption of financial products by customers, and because the Company was able to negotiate more favorable terms with vendors.

Operating Expenses increased 7% to $124.9 million

•	Selling, general and administrative expenses up 11%

•	Depreciation, amortization and impairment up 42%

•	Area Developer expense up 6%

The increase in selling, general and administrative expense was primarily due to supporting increased revenue and restatement-related expenses. The increase in depreciation, amortization and impairment expense was driven by the release of the first phase of the Company’s next generation of tax preparation software (NextGen). The increase in area developer expense is a direct reflection of the increase in royalties.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents at April 30, 2014 were $46.1 million, up 142% versus prior year.

•	Cash net of debt at April 30, 2014 was $17.6 million.

•	Cash flow from operations totaled $43.5 million for fiscal year 2014, up 53% versus prior year.

•
Diluted weighted average share count rose to 14.9 million shares for the 4th quarter and 14.5 million shares for the year. This increase of approximately 3% versus prior year had the effect of reducing our full year earnings per share by $0.05.

The increase in cash was largely due to improved performance, higher collections on notes and accounts receivable and proceeds from the sale of available-for-sale securities. This increase in cash flow allowed for the outstanding balance on the line of credit to be paid on March 7, 2014, eighteen days earlier than in 2013, and for the repurchase of 800,000 shares of our Class A common stock in June 2014 from an affiliate in a privately negotiated transaction to reduce our share count.

Securities
The Company plans to withdraw the Registration Statement filed on Form S-1 in 2011. Our market cap has increased and we are no longer categorized as a smaller reporting company, making us eligible to file a Form S-3 in October 2014, once we have been current with all SEC filings for a full year. We expect to maintain our flexibility going forward by making the Form S-3 filing at that time.

Conference Call
At 8:30 a.m. Eastern time on June 18, 2014, the Company will host a conference call for analysts, institutional investors and stockholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S.                 855-611-0856
International             518-444-5569
Conference ID Code:         53934581

The call will also be webcast in a listen-only format. The link to the webcast can be accessed on the Company’s investor relations website at www.libertytax.com.

A telephonic replay of the call will be available beginning shortly after the call continuing until Wednesday, June 25, 2014, by dialing 855-859-2056 (domestic) or 404-537-3406 (international). The conference ID code is 53934581. A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About JTH Holding, Inc.
Founded in 1997 by CEO John T. Hewitt, JTH Holding, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared almost 18 million individual income tax returns in more than 4,400 offices and online. Liberty Tax’s online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled “Non-GAAP Financial Information.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth and our eligibility to file a registration statement in the future. These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things; uncertainties regarding the Company's ability to attract and retain clients; uncertainties regarding the Company’s ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

JTH Holding, Inc.
Condensed Consolidated Balance Sheets
Unaudited, amounts in thousands

	April 30,
	2014	2013
Current assets:
Cash and cash equivalents	$ 46,080	$ 19,013
Receivables, net	65,656	71,306
Available-for-sale securities	—	3,619
Assets held for sale	4,413	—
Other current assets	9,383	9,195
Total current assets	125,532	103,133

Property, equipment, and software, net	38,343	33,037
Notes receivable, excluding current portion, net	15,824	14,352
Goodwill	2,997	5,685
Other intangible assets, net	14,295	10,921
Other assets, net	1,772	2,402
Total assets	$ 198,763	$ 169,530

Current liabilities:
Current installments of long-term debt	$ 6,797	$ 3,400
Accounts payable and accrued expenses	15,023	11,954
Due to area developers	18,236	18,248
Income taxes payable	9,676	5,897
Deferred revenue - short-term portion	6,051	7,555
Total current liabilities	55,783	47,054

Long-term debt, excluding current installments	21,691	24,283
Revolving credit facility	—	—
Deferred revenue - long-term portion	8,059	10,381
Other non-current liabilities	3,045	5,976
Total liabilities	88,578	87,694

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	—	—
Class A common stock, $0.01 par value per share	124	120
Class B common stock, $0.01 par value per share	9	9
Exchangeable shares, $0.01 par value	1	1
Additional paid-in capital	9,411	1,920
Accumulated other comprehensive income, net of taxes	66	1,194
Retained earnings	100,574	78,592
Total stockholders' equity	110,185	81,836
Total liabilities and stockholders' equity	$ 198,763	$ 169,530

JTH Holding, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three Months Ended
	April 30, 2014	April 30, 2013	$ change	% change
Revenues:
Franchise fees	$ 4,671	$ 4,219	$ 452	11%
Area developer fees	1,686	1,956	(270)	-14%
Royalties and advertising fees	53,716	50,568	3,148	6%
Financial products	24,030	21,835	2,195	10%
Interest income	6,795	5,509	1,286	23%
Tax preparation fees, net of discounts	11,613	8,262	3,351	41%
Other revenue	1,062	1,062	—	0%
Total revenues	103,573	93,411	10,162	11%

Operating expenses:
Employee compensation and benefits	13,796	13,433	363	3%
Selling, general and administrative expenses	11,625	11,428	197	2%
Area developer expense	17,876	17,090	786	5%
Advertising expense	4,074	2,507	1,567	63%
Depreciation, amortization, and impairment charges	3,687	2,091	1,596	76%
Total operating expenses	51,058	46,549	4,509	10%

Income from operations	52,515	46,862	5,653	12%

Other income (expense):
Foreign currency transaction gains (losses)	2	(3)	5	-167%
Gain on sale of available-for-sale securities	—	—	—	—
Interest expense	(288)	(416)	128	-31%
Income before income taxes	52,229	46,443	5,786	12%
Income tax expense	19,898	18,015	1,883	10%
Net income	$ 32,331	$ 28,428	3,903	14%

Net income attributable to common
stockholders Class A and Class B	$ 30,047	$ 26,389	$ 3,658	14%

Net income per share of Class A and Class B
common stock
Basic	$ 2.28	$ 2.04	$ 0.24	12%
Diluted	2.18	2.01	0.17	8%

Weighted-average shares outstanding
Basic	13,154,000	12,943,000	211,000	2%
Diluted	14,853,000	14,169,000	684,000	5%

JTH Holding, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Fiscal years ended April 30,
	2014	2013	$ change	% change
Revenues:
Franchise fees	$ 7,844	$ 8,721	$ (877)	-10%
Area developer fees	6,680	7,699	(1,019)	-13%
Royalties and advertising fees	78,426	73,129	5,297	7%
Financial products	34,512	30,345	4,167	14%
Interest income	14,231	13,848	383	3%
Tax preparation fees, net of discounts	14,295	10,148	4,147	41%
Other revenue	3,708	3,723	(15)	0%
Total revenues	159,696	147,613	12,083	8%

Operating expenses:
Employee compensation and benefits	38,399	37,998	401	1%
Selling, general and administrative expenses	34,756	31,212	3,544	11%
Area developer expense	27,319	25,736	1,583	6%
Advertising expense	15,124	15,293	(169)	-1%
Depreciation, amortization, and impairment charges	9,277	6,538	2,739	42%
Total operating expenses	124,875	116,777	8,098	7%

Income from operations	34,821	30,836	3,985	13%

Other income (expense):
Foreign currency transaction gains (losses)	(13)	—	(13)	100%
Gain on sale of available-for-sale securities	2,183	—	2,183	100%
Interest expense	(1,355)	(2,039)	684	-34%
Income before income taxes	35,636	28,797	6,839	24%
Income tax expense	13,654	11,170	2,484	22%
Net income	$ 21,982	$ 17,627	4,355	25%

Net income attributable to common
stockholders Class A and Class B	$ 20,411	$ 16,102	$ 4,309	27%

Net income per share of Class A and Class B
common stock
Basic	$1.57	$1.26	$0.31	25%
Diluted	1.51	1.25	0.26	21%

Weighted-average shares outstanding
Basic	12,991,000	12,783,000	208,000	2%
Diluted	14,537,000	14,072,000	465,000	3%

JTH Holding, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Fiscal years ended April 30,
	2014	2013
Cash flows from operating activities:
Net income	$21,982	$17,627
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	8,692	7,098
Depreciation and amortization	7,836	5,750
Amortization of deferred financing costs	334	301
Impairment of goodwill and other intangible assets	1,441	788
Loss on sale of property and equipment	75	—
Stock-based compensation expense related to equity classified awards	2,074	1,496
Stock-based compensation expense (income) related to liability classified awards	(872)	2,625
Gain on bargain purchases and sales of Company-owned offices	(1,143)	(777)
Equity in loss of affiliate	214	193
Deferred tax expense	2,605	4,119
Gain on sale of available-for-sale securities	(2,183)	—
Changes in assets and liabilities decreasing (increasing) cash flows from operating activities	2,427	(10,779)
Net cash provided by operating activities	43,482	28,441

Cash flows from investing activities:
Issuance of operating loans to franchisees	(76,013)	(75,605)
Payments received on operating loans to franchisees	71,722	68,782
Purchases of area developer rights, Company-owned offices and acquired customer lists	(8,706)	(5,980)
Proceeds from sale of Company-owned offices and area developer rights	2,879	4,072
Purchase of available-for-sale securities	—	(2,980)
Proceeds from sale of available-for-sale securities	5,163	—
Purchases of property, equipment and software	(9,149)	(11,928)
Proceeds from sale of property, equipment and software	59	—
Net cash used in investing activities	(14,045)	(23,639)

Cash flows from financing activities:
Proceeds from the exercise of stock options	13,979	3,801
Repurchase of common stock	(13,079)	(6,456)
Repayment of long-term debt	(3,398)	(2,953)
Borrowings under revolving credit facility	137,391	121,216
Repayments under revolving credit facility	(137,391)	(121,216)
Payment for debt issue costs	—	(289)
Tax benefit of stock option exercises	283	271
Net cash used in financing activities	(2,215)	(5,626)

Effect of exchange rate changes on cash, net	(155)	(11)
Net increase (decrease) in cash and cash equivalents	27,067	(835)
Cash and cash equivalents at beginning of year	19,013	19,848
Cash and cash equivalents at end of year	$46,080	$19,013

Supplementary cash flow data:
Cash paid for interest, net of capitalized interest	$1,179	$1,872
Cash paid for taxes, net of refunds	7,022	7,328

JTH Holding, Inc.
GAAP to Non-GAAP Reconciliation
Unaudited, amounts in thousands, except per share and share data

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Adjusted Net Income
	Fiscal years ended April 30,
	2014	2013	% change

Net income - as reported	$21,982	$17,627	25%

Add back (net of tax):
Stock-based compensation expense (income) related to liability classified awards	(538)	1,607	-133%
Severance including stock-based compensation/restructuring charge	379	260	46%
Net gain on available-for-sale securities	(1,347)	—	100%
Restatement costs	559	—	100%
Net income - as adjusted	$21,035	$19,494	8%

Earnings per diluted share - as adjusted	$1.45	$1.39	4%

Adjusted EBITDA
	Fiscal years ended April 30,
	2014	2013	% change

Net income - as reported	$21,982	$17,627	25%
Interest expense	1,355	2,039	-34%
Income tax expense	13,654	11,170	22%
Depreciation, amortization and impairment charges	9,277	6,538	42%
Foreign currency transaction loss	13	—	100%
Stock-based compensation expense (income) related to liability classified awards	(872)	2,625	-133%
Severance excluding stock-based compensation/restructuring charge	514	425	21%
Net gain on available-for-sale securities	(2,183)	—	100%
Restatement costs	907	—	100%
Litigation settlements	(24)	187	-113%
Stock-based compensation expense	2,074	1,496	39%
Adjusted EBITDA	$46,697	$42,107	11%

JTH Holding, Inc.
Quarterly Financial Data
Unaudited, amounts in thousands, except per share and share data

	Three Months Ended				Fiscal Year Ended
	July 31, 2013	October 31, 2013	January 31, 2014	April 30, 2014	April 30, 2014
Revenue	$8,065	$7,317	$40,740	$103,574	$159,696
Net income (loss)	(5,927)	(8,478)	4,056	32,331	21,982
Net income (loss) per share of Class A and Class B common stock:
Basic	$(0.46)	$(0.66)	$0.29	$2.28	$1.57
Diluted	(0.46)	(0.66)	0.28	2.18	1.51

Weighted-average shares outstanding:
Basic	12,895,000	12,926,000	12,992,000	13,154,000	12,991,000
Diluted	12,895,000	12,926,000	14,655,000	14,853,000	14,537,000

JTH Holding, Inc.
Operational Data
Unaudited

	Fiscal years ended April 30,
	2014	2013
Franchisees
U.S.	1,959	2,073
Canada	145	138
Total	2,104	2,211

Offices[1]
U.S.
Franchised	3,995	4,028
Company-owned	180	234
Total U.S.	4,175	4,262

Canada
Franchised	227	231
Company-owned	36	27
Total Canada	263	258

Total
Franchised	4,222	4,259
Company-owned	216	261
	4,438	4,520

Tax Returns Prepared
U.S.	1,890,000	1,805,000
Canada	311,000	311,000
Total returns processed in offices	2,201,000	2,116,000

Online	208,000	159,000
Total tax returns processed	2,409,000	2,275,000

Systemwide Revenue[2]
U.S.	$ 397,300,000	$ 358,000,000
Canada	23,900,000	23,200,000
Total	$ 421,200,000	$ 381,200,000

Average Net Fee Per Tax Return[3]	$191	$180

1 We measure our number of offices per fiscal year based on franchised and Company-owned offices open at any point during the tax season.

[2] Our systemwide revenue represents the total tax preparation revenue generated by our franchised and Company-owned offices. It does not represent our revenue, but because our franchise royalties are derived from the operations of our franchisees, and because we maintain an infrastructure to support systemwide operations, we consider systemwide revenue to be an important measurement.

[3] The net average fee per tax return prepared reflects amounts for our franchised and Company-owned offices.